                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 14, 1997



                                  ADVANTA CORP.
             (Exact name of Registrant as specified in its charter)


               Delaware             0-14120           23-1462070
      (State or other juris-      (Commission        (IRS Employer
      diction of incorporation)     File No.)      Identification No.)


           Welsh and McKean Roads, P.O. Box 844
                    Spring House, Pennsylvania            19044
          (Address of principal executive offices)      (Zip Code)



     Registrant's telephone number, including  area code:  (215) 657-4000


         (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

      (a)   Company Announcements.

            On March 17, 1997, Advanta Corp. (the "Company") announced that its Board of Directors and senior management have commenced a thorough and systematic review of its business strategy, growth prospects and operating environment aimed at maximizing the Company's value for its shareholders and other constituents.

            The Company said it has retained the firm of BT Wolfensohn to assist it in the process, and to explore all strategic alternatives that build upon the historic strength and success of the Company as a whole and of its business units, including its mortgage, leasing and insurance operations as well as its core credit card business. There can be no assurance that the Company will elect to pursue any of the strategic actions it may consider.

            The Company also reported that, in light of the foregoing, Alex W. "Pete" Hart, the Company's Chief Executive Officer, has assumed the additional responsibilities of David A. Brooks, the Company's Chief Operating Officer, who has resigned. The nature and responsibilities of the job of Chief Operating Officer are now very different from what was contemplated when Mr. Brooks joined the Company two months ago.

            Separately, the Company announced that it expects to report 1997 results well below previous expectations. For the first quarter, the Company currently expects to report a loss in the area of $20 million, or approximately $0.44 cents per share, compared to earnings of $41 million, or $0.91 per share, in the first quarter of 1996. Advanta said that the interruption in its historical pattern of strong financial results reflects a number of factors, including continuing increases in consumer bankruptcies and charge-offs and lower receivable balances than originally anticipated in its credit card business. The Company emphasized that its mortgage financing, leasing and insurance businesses continue to perform very well.

            The Company said that it currently expects to report a net profit for full-year 1997, with estimated earnings for the full year of approximately $1.50 per share. In 1996, Advanta earned $3.89 per share. In response to inquiries, the Company stated its expectation that the second fiscal quarter would be profitable, but no details were provided for the quarter.

            The Company said it is pursuing a number of steps to return the Company to its historical levels of financial performance by increasing revenue and stemming credit card losses. These steps include:

            - More aggressively repricing certain segments of the Company's credit card portfolio to match better the risk profiles of particular customer segments.

            - Bringing the Company's credit card fees, some of which are below the industry average, more into line with current industry norms.

            - Improving the Company's collection process by further customizing collection methods.

            - Reducing the introductory-rate period applied to certain new cardholders.

            - Tightening underwriting standards further to improve the credit quality of the receivables portfolio.

            - More quickly identifying and intervening on potentially troubled accounts by means of advanced risk management systems.

            - Developing new retention marketing programs to build upon existing relationships with high-credit-quality cardholders.

            - Continuing to develop additional products that offer customers added value, rather than relying solely on a low price.

            The Company also announced that its Board of Directors has adopted a Shareholder Rights Plan, as described in paragraph (b) of this Item 5.

            The Company's press release setting forth the above also contains a statistical supplement and other information. A copy of the entire press release is filed herewith as Exhibit 20.1.

            This Current Report on Form 8-K contains forward-looking statements, including but not limited to projections of future earnings, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin, which in turn is affected by the Company's success in originating new credit card accounts, the receivables volume and initial pricing of new accounts, the impact of repricing existing accounts and account attrition, the mix of account types and interest rate fluctuations; (2) the level of delinquencies and charge-offs; and
(3) the level of expenses. Earnings also may be affected by factors that affect consumer debt, competitive pressures and the ratings on debt of the Company and its subsidiaries. Additional risks that may affect the Company's future performance are detailed in the Company's prior filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

      (b)   Shareholder Rights Plan.

            On March 14, 1997, the Board of Directors of the Company adopted a Shareholder Rights Plan, providing that one Class A Right (a "Class A Right") shall be attached to each share of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") and one Class B Right (a "Class B Right" and, together with the Class A Rights, the "Rights") shall be attached to each share of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). Each Right entitles the registered holder to purchase from the Company a unit (a "Unit") consisting of one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a Purchase Price of $150.00 per Unit (the "Purchase Price"), subject to adjustment. The Preferred Stock is a series of the Company's Class B Preferred Stock, par value $.01 per share. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of March 14, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

            Initially, the Class A Rights will be attached to all Class A Common Stock certificates representing shares then outstanding and the Class B Rights will be attached to all Class B Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or 15% or more of the outstanding shares of Class A Common Stock (the "Stock Acquisition Date") or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock or Class A Common Stock. The definition of Acquiring Person excludes any Exempted Person (as defined below). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

            Any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 15% or more of the shares of Common Stock outstanding or 15% or more of the shares of Class A Common Stock outstanding on the date the Board of Directors authorizes the rights dividend (the "Rights Dividend Declaration Date"), will be an "Exempted Person." In


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addition, any person who, together with all affiliates and associates of such person, becomes the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 15% or more of the shares of Common Stock then outstanding, or 15% or more of the shares of Class A Common Stock then outstanding, in either case as a result of a purchase by the Company or any of its Subsidiaries of shares of Common Stock will also be an "Exempted Person." However, any such person will no longer be deemed to be an Exempted Person and will be deemed to be an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner, at any time after the date such person became the beneficial owner of 15% or more of the then outstanding shares of Common Stock or Class A Common Stock, of additional securities representing 1,000 or more shares of Common Stock, except if such additional securities are acquired (x) pursuant to the exercise of options or warrants to purchase Common Stock outstanding and beneficially owned by such person as of the date such person became the beneficial owner of 15% or more of the then outstanding shares of Common Stock or Class A Common Stock or as a result of an adjustment to the number of shares of Common Stock or Class A Common Stock for which such options or warrants are exercisable pursuant to the terms thereof, or (y) as a result of a stock split, stock dividend or the like. A purchaser, assignee or transferee of the shares of Common Stock (or options or warrants exercisable for Common Stock) from an Exempted Person will not thereby become an Exempted Person, except that a transferee from the estate of an Exempted Person who receives Common Stock as a bequest or inheritance from an Exempted Person shall be an Exempted Person so long as such transferee continues to be the beneficial owner of the requisite percentage of shares.

            The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 11, 2007 unless earlier redeemed by the Company as described below. At no time will the Rights have any voting power.

            As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

            In the event that an Acquiring Person, other than an Exempted Person, becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock or 15% or more of the then outstanding shares of Class A Common Stock (unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of the Company, at a price determined by a majority of the independent directors of the Company who are Continuing Directors (as defined below) and who are not representatives, nominees, affiliates or associates of an Acquiring Person to be fair and otherwise in the best interest of the Company and its shareholders after receiving advice from one or more investment banking firms (a "Qualifying Offer")), each holder of a Class A Right will thereafter have the right to receive, upon exercise, Class A Common Stock (or, in certain circumstances, cash, property or other securities of the Company) and each holder of a Class B Right will thereafter have the right to receive, upon


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exercise, Class B Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the Exercise Price of the Right. The Exercise Price is the Purchase Price times the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph (the "Flip-In Events"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the Flip-In Events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

            In the event that following the Stock Acquisition Date, (i) the Company engages in a merger or business combination transaction in which the Company is not the surviving corporation (other than a merger consummated pursuant to a Qualifying Offer); (ii) the Company engages in a merger or business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged; or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Exercise Price of the Right.

            The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

            With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

            At any time after the Stock Acquisition Date and prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to one share of Class A Common Stock per Class A Right (subject to adjustment) and one share of Class B Common Stock per Class B Right (subject to adjustment). Any such exchange shall require the concurrence of a majority of the Continuing Directors (as defined below).

            At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Under


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certain circumstances, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

            The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the adoption of the Rights Plan and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above or in the event the Rights are redeemed.

            Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

            A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This Summary of Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

      (c)   By-law Amendments.

            On March 14, 1997, the Board of Directors of the Company approved two amendments to the By-laws of the Company. One such amendment requires shareholders wishing to bring a matter for a vote or to be discussed at any meeting of shareholders to provide prior notice to the Company setting forth certain information with respect to such shareholder and the matter to be voted upon or discussed. The other amendment requires shareholders wishing to nominate persons for election as a Director of the Company to provide prior notice to the Company setting forth certain information with respect to the nominee and the shareholder making the nomination.


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           The Board of Directors approved the adoption of a new Section 2-7 of the By-laws, which provides that a shareholder who wishes to bring a matter for a vote or to be discussed at any meeting of the shareholders must give notice in writing to the President, which must be delivered at the principal executive offices of the Company, not less than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, provided, that a proposal submitted by a stockholder for inclusion in the Company's proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with the Securities Exchange Act of 1934 Rule 14a-8 (including timeliness), shall be deemed to have been submitted timely pursuant to the By-laws. In the event that the date of the meeting is changed by more than 30 days from the anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the fifth day following the earlier of the day on which such notice of the date of the meeting was mailed or publicly disclosed. Notwithstanding the foregoing, with respect to any meeting of stockholders in 1997, any such notice will be deemed timely if such notice is received by the Company within 30 days following the date of filing of this Current Report on Form 8-K.

            Section 2-7 also provides that the shareholder must set forth certain information in the written notification to bring a matter before the meeting, including a brief description of the business desired to be brought and the reasons for conducting such business at the meeting, a representation that the shareholder is a holder of record of shares of the Company's stock entitled to vote at such meeting and intends to appear in person or by proxy and bring such matter before the meeting, the name and address of the shareholder proposing such business as well as the name and address of the beneficial owner, if any, on whose behalf the proposal is made, the class and number of shares of the Company which are owned of record and beneficially by such shareholder, and owned beneficially by such beneficial owner, if any, any material interest of the shareholder and the beneficial owner, if any, on whose behalf such proposal is made and a description of all arrangements and understandings between the shareholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons.

            In the event that a shareholder attempts to bring a matter before the meeting that was not raised in accordance with the procedures described in
Section 2-7, the presiding officer of the meeting can declare that the business was not properly brought before the meeting and declare that such business will not be transacted.

            The right of shareholders to propose matters is limited by Section 2-7 to annual meetings. Such rights are not available with respect to special meetings on the basis that a special meeting should be limited to the purposes for which it was called.

            The Board of Directors also approved an amendment to the By-laws pursuant to which the former second paragraph of Section 3-1 of the By-laws has been deleted and a new Section 3-13 of the By-laws has been adopted. Section 3-13 provides that a shareholder may nominate a director by providing a written request to the principal executive offices of the Company addressed to the attention of the President of the Company. Such notice must, in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, be delivered not less than 60 nor more than 90 days prior to such anniversary date, or, in the case of any other annual meeting or any special meeting, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of meeting was mailed or publicly disclosed. Notwithstanding the foregoing, with respect to any meeting of stockholders in 1997, any such notice will be deemed timely if such notice is received by the Company within 30 days following the date of filing of this Current Report on Form 8-K.

            Pursuant to Section 3-13, each such written notice must set forth certain


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information with respect to the nomination, including the name and address of the nominating shareholder, the name and address of the beneficial owner, if different than the nominating shareholder, of the shares owned of record by the nominating shareholder, the number and class of shares owned by such nominating shareholder and beneficial owner, a description of all arrangements and understandings between the nominating shareholder, any beneficial owner and any persons nominated, the name and address of any persons nominated, a representation that the nominating shareholder is a holder of record of the Company's shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate such persons, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy disclosure rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors of the Company, and the written consent of each nominee to such nomination. The presiding officer of the meeting may refuse to acknowledge the nomination of any person which such presiding officer determines is not made in compliance with the foregoing procedure.

            A copy of the By-laws of the Company as amended is being filed as
Exhibit 3.1 to this Current Report on Form 8-K. This description of the By-laws as amended does not purport to be complete and is qualified in its entirety by reference to the By-laws, which are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)  Exhibits.

      3.1         By-laws of the Company, as amended.

      4.1 Rights Agreement, dated as of March 14, 1997, by and between the Company and the Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate, incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, dated March 17, 1997.

      20.1        Press Release of the Company, dated as of  March 17, 1997.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 ADVANTA CORP.
                                 (Registrant)


Date:  March 17, 1997              By: /s/ Gene S. Schneyer
                                      --------------------------
                                       Gene S. Schneyer
                                       Vice President, Secretary
                                       and General Counsel


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                                  EXHIBIT INDEX

Exhibit           Description                                                     Page
-------           -----------                                                     ----

3.1         By-laws of the Company, as amended.

4.1 Rights Agreement, dated as of March 14, 1997, by and between the Company and the Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate, incorporated herein by reference to
            Exhibit 1 to the Company's Registration Statement on Form 8-A, dated
            March 17, 1997.

20.1        Press Release of the Company, dated as of  March 17, 1997.


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